Exhibit 99.1

Bed Bath & Beyond Inc. Announces Executive Leadership Changes

Independent Board Member Sue Gove Appointed Interim CEO

Company Appoints New Chief Merchandising Officer

Adjusting Strategy and Focusing Resources to Improve Company Performance

UNION, N.J., June 29, 2022 /PRNewswire/ -- Bed Bath & Beyond Inc. (NASDAQ: BBBY) today announced significant changes to the Company’s senior leadership to focus on reversing recent results, addressing supply chain and inventory, and strengthening its balance sheet. Sue Gove, an Independent Director on the Company’s Board of Directors and Chair of the Board’s Strategy Committee, has been named Interim Chief Executive Officer, replacing Mark Tritton, who has left his role as President and Chief Executive Officer and as a member of the Board.

Harriet Edelman, Independent Chair of the Bed Bath & Beyond Inc. Board of Directors, said: “After thorough consideration, the Board determined that it was time for a change in leadership. Our banner’s heritage is built on the premise that when customers are shopping for the home, Bed Bath & Beyond is the perfect destination for unique solutions and inspiration. We must deliver that proposition for customers, drive growth, and unlock the value of the banners. Today’s actions address company performance, the macroeconomic conditions under which we are operating, and the expectations of the Board on behalf of shareholders. We are committed to addressing the urgent issues that have been impacting sales, profitability, and cash flow generation. We are confident Sue brings the right combination of industry experience and knowledge of Bed Bath & Beyond’s operations to lead the Company, focus our resources, and revise strategy, as appropriate.”

Ms. Gove said, “We must deliver improved results. Our shareholders, Associates, customers, and partners all expect more. We are committed to providing customers with a one-stop destination to meet their needs through our assortment, experience, and services, whether online or in stores. Top-tier execution, careful management of costs, greater supply chain reliability, prudent capital spending, a stronger balance sheet, and robust digital capabilities will all be important to our success. I’m eager to start working more closely with our leaders and our Associates across all banners to make the necessary strategy adjustments and create a brighter future for Bed Bath & Beyond Inc.”

Executive Changes
The Company further announced that it has named Mara Sirhal as Executive Vice President and Chief Merchandising Officer. Ms. Sirhal, who most recently served as Bed Bath & Beyond’s Senior Vice President and General Manager for Harmon, as well as General Merchandise Manager of Health, Beauty & Consumables, will be responsible for driving the Company's omnichannel merchandising, planning, and Owned Brands strategies, while also retaining her position as General Manager for the Harmon retail banner. Ms. Sirhal will report directly to Ms. Gove. She replaces Joe Hartsig, who is leaving the company.

Ms. Edelman continued, “We appreciate Mark’s contributions over the past two and a half years. These include launching our transformation strategy, delivering returns to shareholders through the divestiture of non-core assets, investing in technology, infrastructure and digital capabilities and introducing Owned Brands. Under his leadership, the Company navigated well through the COVID-19 pandemic, keeping our Associates, customers, and communities safe and served. Joe was also a key member of our senior leadership team and instrumental in developing and implementing our product strategy. The Board of Directors recognizes and thanks both Mark and Joe for their leadership and wish them all the best for the future.”

These changes reflect the decision of the Company’s thirteen independent members of the Board of Directors.

To support its work, the Board has retained Berkeley Research Group (BRG), a leading retail advisory firm, to focus on cash, inventory and balance sheet optimization. In addition, Russell Reynolds, a nationally recognized search firm, has been retained to commence a search process for the permanent Chief Executive Officer role.

Strategy Committee Update
As previously announced, the Strategy Committee of the Board has been evaluating options for buybuy BABY over the past several months. The Committee is working closely with management and strategic and financial advisors to properly assess inherent value potential. While the Committee’s work continues, the analysis to-date has confirmed the potential of buybuy BABY and has identified several strategies to further increase the synergies and compelling growth potential to be unlocked within Bed Bath & Beyond, Inc. The Committee will continue its work and provide support while the Company focuses on near-term actions that primarily involve improved execution. These include focus on key offerings, recapturing the power of its registry program and an improved digital platform.

In line with the executive transition, the Strategy Committee will be reconfigured as Sue Gove steps down from her role as Chair. Effective immediately, current Committee member Andrea Weiss has assumed the role of Chair and Joshua Schechter, Chair of the Audit Committee, will join the Strategy Committee.

First Quarter 2022 Financial Results
In a separate release today, the Company is disclosing its financial results for the quarter ended May 28, 2022. The Company will host a conference call with investors and analysts today at 8:15am EDT to review this announcement and the Company’s financial results.

About Sue Gove
Ms. Gove has been an Independent Director of Bed Bath & Beyond Inc. since May 2019. Throughout her tenure, Sue served two years as a member of the Audit Committee and three years as a member of the Nominating and Corporate Governance committee. In March, she was named Chair of the Board’s Strategy Committee. Sue has spent more than 30 years within the retail industry serving a variety of senior financial, operating and strategic roles that included President and Chief Executive Officer of Golfsmith International Holdings and Chief Operating Officer of Zale Corporation. She has also served as a Senior Advisor for Alvarez & Marsal, a global professional services firm, from March 2017 to March 2019, where she primarily focused on advisory and turnaround for retail companies. She is the President of Excelsior Advisors, LLC, a retail consulting and advisory firm founded in August 2014.

About Mara Sirhal
Ms. Sirhal has 20 years of experience in retail, merchandising, store operations, beauty, and wellness. Prior to Bed Bath & Beyond and Harmon, she worked at Macy's Inc., most recently as Vice President and Divisional Business Manager for Licensed, Retail as a Service and Retail Diversity Strategy, and previously held a number of strategic merchandising roles at the retailer, including Vice President and Divisional Business Manager for Fragrances, Bath and Body Merchandising in the Beauty division. In this role she was responsible for buying, planning, digital and inventory management, and delivered significant growth in comp sales and market share. Prior to her current role as EVP and CMO, Ms. Sirhal was Senior Vice President and General Manager of Harmon Health and Beauty Stores, as well as General Merchandise Manager of Health, Beauty & Consumables, where she was responsible for leading all operational aspects of this value-driven business.

About Bed Bath & Beyond Inc
Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at be
dbathandbeyond.com, bedbathandbeyond.ca, buybuybaby.com, buybuybaby.ca, facevalues.com and decorist.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 including, but not limited to, our progress and anticipated progress towards our long-term objectives, potential changes in our strategy and management changes, as well as more generally our future outlook. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation; a challenging overall macroeconomic environment and a highly competitive retailing environment; the ongoing military conflict between Russia and Ukraine; risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks; changing consumer preferences, spending habits and demographics; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us; challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs; our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures; disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; damage to our reputation in any aspect of our operations; the cost of labor, merchandise, logistical costs and other costs and expenses; potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; inflation and the related increases in costs of materials, labor and other costs; inefficient management of relationships and dependencies on third-party service providers; our ability to attract and retain qualified employees in all areas of the organization; unusual weather patterns and natural disasters, including the impact of climate change; uncertainty and disruptions in financial markets; volatility in the price of our common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on our capital allocation strategy; changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements; changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws; new, or developments in existing, litigation, claims or assessments; and a failure of our business partners to adhere to appropriate laws, regulations or standards. Except as required by law, we do not undertake any obligation to update our forward-looking statements.

Contacts:
MEDIA: Julie Strider, Media@bedbath.com
INVESTORS: Susie A. Kim, IR@bedbath.com